UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 29, 2010
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
PolyOne Corporation (NYSE: POL), a premier global provider of specialized polymer materials, services and solutions, announced a new global organization structure on February 4, 2010. As a result of these changes which were effective on January 1, 2010, PolyOne will now report its results of operations in five segments:
1.	Global Color, Additives & Inks

2.	Global Specialty Engineered Materials

3.	Performance Products and Solutions

4.	PolyOne Distribution

5.	SunBelt Joint Venture
With the exception of our SunBelt Joint Venture, each reportable segment has a president who reports to Stephen D. Newlin, our chairman, president and chief executive officer. For segment purposes, Mr. Newlin is the chief operating decision maker.
Additionally and in support of the new global organization, PolyOne will harmonize its global inventory accounting policy such that all businesses will now report on a first-in-first-out (FIFO) basis. Certain U.S. businesses previously used the last-in-first-out (LIFO) methodology. This is a change in accounting principle elected by PolyOne during the first quarter of 2010. The change in accounting principle is required to be reported through retrospective application of historical results in future quarterly and annual reports filed with the SEC to conform to current period presentation.
For informational purposes, included in Exhibit 99.1 to this Current Report on Form 8-K are historical unaudited consolidated statements of operations and business segment operations adjusted to reflect the new segment reporting structure and apply the new accounting method retrospectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Consolidated Statements of Operations and Business Segment Operations, as Adjusted.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 29, 2010

POLYONE CORPORATION
By:	/s/ Robert M. Patterson
	Name:	Robert M. Patterson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Consolidated Statements of Operations and Business Segment Operations, as Adjusted.